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                                                                     Exhibit (i)

                       BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
                                 441 VINE STREET
                             CINCINNATI, OHIO 45202
                            TELEPHONE (513) 381-2121
                            TELECOPIER (513) 381-2125



                                 April 27, 2000


The Gateway Trust
400 TechneCenter Drive, Suite 220
Milford, Ohio  45150

Gentlemen:

         A legal opinion that we prepared was filed with your Form 24f-2 for the fiscal year ended December 31, 1996 (the "Legal Opinion"). We hereby give your our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 35 to your Registration Statement (the Amendment"), and consent to all references to us in the Amendment.

                                          Very truly yours,

                                          /s/ Brown, Cummins & Brown Co., L.P.A.

                                          BROWN, CUMMINS & BROWN CO., L.P.A.

BCB/jlm